SOUTHERN INDIANA GAS AND ELECTRIC COMPANY

                                 WITH

                        BANKERS TRUST COMPANY,

                              as Trustee

                        SUPPLEMENTAL INDENTURE

                   Providing among other things for

                         FIRST MORTGAGE BONDS

              6.72% Senior Note Series of 1999 due 2029

                       Dated as of July 1, 1999

     SUPPLEMENTAL INDENTURE, dated as of July 1, 1999, between

     SOUTHERN INDIANA GAS AND ELECTRIC COMPANY, a corporation

     organized and existing under the laws of the State of

     Indiana (hereinafter called the "Company"), party of the

     first part, and BANKERS TRUST COMPANY, a corporation

     organized and existing under the laws of the State of New

     York, as Trustee under the Mortgage hereinafter referred

     to, party of the second part.

               WHEREAS, the Company heretofore executed and

     delivered to Bankers Trust Company, as Trustee (hereinafter called the "Trustee"), a certain Indenture of Mortgage and

     Deed of Trust dated as of April 1, 1932, to secure an issue of bonds of the Company, issued and to be issued in series,

     from time to time, in the manner and subject to the

     conditions set forth in the said Indenture, and the said

     Indenture has been amended and supplemented by Supplemental

     Indentures dated as of August 31, 1936, October 1, 1937,

     March 22, 1939, July 1, 1948, June 1, 1949, October 1,

     1949, January 1, 1951, April 1, 1954, March 1, 1957,

     October 1, 1965, September 1, 1966, August 1, 1968, May 1,

     1970, August 1, 1971, April 1, 1972, October 1, 1973, April

     1, 1975, January 15, 1977, April 1, 1978, June 4, 1981,

     January 20, 1983, November 1, 1983, March 1, 1984, June 1,

     1984, November 1, 1984, July 1, 1985, November 1, 1985,

     June 1, 1986, November 15, 1986, January 15, 1987, December

     15, 1987, December 13, 1990, April 1, 1993, May 1, 1993 and

     June 1, 1993, which Indenture as so amended and

     supplemented is hereinafter referred to as the "Mortgage"

     and as further supplemented by this Supplemental Indenture is hereinafter referred to as the "Indenture"; and

               WHEREAS, the Mortgage provides that the Company

     and the Trustee may, from time to time, enter into such

     indentures supplemental to the Mortgage as shall be deemed by them necessary or desirable, to establish the terms and provisions of any series of bonds to be issued under said

     Mortgage and to add to the covenants and agreements of the

     Company for the protection of the holders of bonds and of

     the mortgaged and pledged property; and

               WHEREAS, the Company and the Trustee deem it

     necessary or desirable to enter into this Supplemental

     Indenture for such purposes; and

               WHEREAS, the Company by appropriate corporate

     action in conformity with the terms of the Indenture has

     duly determined to create a series of bonds to be issued

     under the Indenture to be designated as "First Mortgage

     Bonds, 6.72% Senior Note Series of 1999 due 2029"

     (hereinafter sometimes referred to as "bonds of the Thirty-

     Eighth Series"), the bonds of which series are to bear

     interest at the rate per annum set forth in the title

     thereof; and

               WHEREAS, the definitive registered (without

     coupons) bonds of the Thirty-Eighth Series and the

     Trustee's certificate of authentication to be borne by such bonds are to be substantially in the following forms,

     respectively:


     [FORM OF FULLY REGISTERED BOND OF THE THIRTY-EIGHTH SERIES]

                        [FORM OF FACE OF BOND]

     TRANSFER RESTRICTED.  EXCEPT AS PROVIDED BELOW, THIS BOND

     IS NOT TRANSFERABLE.


              SOUTHERN INDIANA GAS AND ELECTRIC COMPANY


        FIRST MORTGAGE BOND, 6.72% SENIOR NOTE SERIES OF 1999


                               DUE 2029


     No. _______                             $ 80,000,000


               Southern Indiana Gas and Electric Company, a

     corporation of the State of Indiana (hereinafter called the

     "Company"), for value received, hereby promises to pay to

     BANKERS TRUST COMPANY, as Trustee (hereinafter called the

     "Senior Note Trustee") under and Indenture (For Senior

     Notes) dated as of July 1, 1999, between the Company and

     the Senior Note Trustee, as supplemented by the First

     Supplemental Indenture dates as of July 1, 1999

     (hereinafter called, together with such First Supplemental

     Indenture, the "Senior Note Indenture"), or registered

     assigns Eighty Million Dollars, on August 1, 2029 at the

     office or agency of the Company in the Borough of

     Manhattan, The City of New York, New York, in any coin or

     currency of the United States of America which at the time of payment is legal tender for the payment of public and

     private debts, and to pay to the registered owner hereof

     interest thereon from the interest payment date (February 1 or August 1) next preceding the date of this bond unless

     the date hereof is prior to February 1, 2000, in which case from July 26, 1999 (or, if this bond is dated between the

     record date for any interest payment date and such interest payment date, then from such interest payment date), at the rate of six and seventy-two one-hundredths per cent (6.72%)

     per annum in like coin or currency, payable at said office or agency on February 1 and August 1 in each year,

     commencing February 1, 2000, until the Company's obligation with respect to the payment of such principal shall have

     been discharged.  The interest so payable on any February 1 or August 1 will, subject to certain exceptions provided in the Mortgage hereinafter mentioned, be paid to the person

     in whose name this bond is registered at the close of

     business on the record date, which shall be the January 15 or July 15, as the case may be, next preceding such

     interest payment date, or, if such January 15 or July 15

     shall be a legal holiday or a day on which banking

     institutions in the Borough of Manhattan, The City of New

     York, New York, are authorized or obligated by law to

     close, the next preceding day which shall not be a legal

     holiday or a day on which such institutions are so

     authorized or obligated to close.

              The provisions of this bond are continued on the reverse

     hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this

     place.

               This bond shall not become obligatory until Bankers Trust

     Company, the Trustee under the Mortgage, or its successor

     thereunder, shall have signed the form of certificate

     endorsed hereon.

               IN WITNESS WHEREOF, Southern Indiana Gas and Electric

     Company has caused this bond to be signed in its name by

     its President or a Vice President, by his signature or a

     facsimile thereof, and a facsimile of its corporate seal to be imprinted hereon, attested by its Secretary or an

     Assistant Secretary, by his signature or a facsimile

     thereof.


     Dated:


                              SOUTHERN INDIANA GAS AND

                                ELECTRIC COMPANY



                              By:__________________________

                                    Name:

                                    Title:  President and

                                            Chief Executive

                                             Officer


     Attest:


     _______________________________

     Secretary



     [FORM OF TRUSTEE'S CERTIFICATE]


                 This bond is one of the bonds of the series designated

     therein, described in the within-mentioned Mortgage.


                                   BANKERS TRUST COMPANY,

                                     as Trustee,



                                   By:____________________

                                         Name:

                                         Title:




     [FORM OF REVERSE OF BOND]


     SOUTHERN INDIANA GAS AND ELECTRIC COMPANY


     FIRST MORTGAGE BOND, 6.72% SENIOR NOTE SERIES OF 1999

     DUE 2029



               This bond is one of an issue of First Mortgage

     Bonds of the Company, issuable in series, and is one of the series designated in the title hereof, all issued and to be issued under and equally secured (except as to any sinking fund established in accordance with the provisions of the

     Mortgage hereinafter mentioned for the bonds of any

     particular series) by an Indenture of Mortgage and Deed of

     Trust, dated as of April 1, 1932, executed by the Company

     to Bankers Trust Company, as Trustee, as amended and

     supplemented by indentures supplemental thereto, to which

     Indenture as so amended and supplemented (herein referred

     to as the Mortgage) reference is made for a description of the property mortgaged and pledged, the nature and extent

     of the security, the rights of the holders of the bonds in respect thereof and the terms and conditions upon which the bonds are secured.


               The principal hereof may be declared or may

     become due on the conditions, with the effect, in the

     manner and at the time set forth in the Mortgage, upon the occurrence of a completed default as provided in the

     Mortgage.


               The bonds of the Thirty-Eighth Series are not

     transferable except (i) as required to effect an assignment to a successor trustee under the Senior Note Indenture, or as otherwise provided in Sections 407 and 409 of the Senior

     Note Indenture, or (ii) in compliance with a final order of a court of competent jurisdiction in connection with any

     bankruptcy or reorganization proceeding of the Company.


               The Company's obligation to make payments with

     respect to the principal of, and/or premium, if any, and/or interest on, the bonds of the Thirty-Eighth Series shall be fully or partially satisfied and discharged to the extent

     that, at the time any such payment shall be due, the

     corresponding amount then due of principal of, and/or

     premium, if any, and/or interest on, the senior notes (the

     "Senior Notes") issued pursuant to the Senior Note

     Indenture (the "Senior Notes") shall have been fully or

     partially paid (other than by the application of the

     proceeds of a payment in respect of the bonds of the

     Thirty-Eighth Series), as the case may be, or there shall

     have been deposited with the Senior Note Trustee pursuant

     to the Senior Note Indenture trust funds sufficient under

     such indenture to fully or partially pay, as the case may

     be, the corresponding amount then due of principal of,

     and/or or premium, if any, and/or interest on, the Senior

     Notes (other than by the application of the proceeds of a

     payment in respect of the bonds of the Thirty-Eighth

     Series).

               Upon payment of the principal of, and premium if

     any, and interest due on the Senior Notes, whether at

     maturity or prior to maturity by acceleration, redemption,

     repayment at the option of a registered holder of Senior

     Notes or otherwise, or upon provision for the payment

     thereof having been made in accordance with the Senior Note

     Indenture (other than by the application of the proceeds of a payment in respect of the bonds of the Thirty-Eighth

     Series), the bonds of the Thirty-Eighth Series in a

     principal amount equal to the principal amount of Senior

     Notes so paid or for which such provision for payment has

     been made shall be deemed fully paid, satisfied and

     discharged and the obligations of the Company thereunder

     shall be terminated and such bonds of the Thirty-Eighth

     Series shall be surrendered to and canceled by the

     Trustees. From and after the Release Date (as defined in

     the Senior Note Indenture), the bonds of the Thirty-Eighth

     Series shall be deemed fully paid, satisfied and discharged and the obligation of the Company thereunder shall be

     terminated. On the Release Date, the bonds of the Thirty-

     Eighth Series shall be surrendered to and canceled by the

     Trustees.

               The Company may redeem the bonds of the Thirty-

     Eighth Series, in whole or in part, at any time, upon

     notice as provided in the Mortgage (not less than 30 nor

     more than 60 days prior to a date fixed for redemption (the

     "Redemption Date")) at a redemption price equal to the

     greater of (1) 100% of principal or (2) the sum of the

     remaining scheduled payments of principal and interest on

     the bonds of the Thirty-Eighth Series, discounted to the

     Redemption Date on a semiannual basis (assuming a 360-day

     year consisting of twelve 30-day months) at the Treasury

     Yield plus ten basis points (.10%), plus in each case

     accrued interest to the Redemption Date (the "Redemption

     Price"), such Redemption Price to be set forth in an

     Officer's Certificate delivered to the Trustee on or before the Redemption Date and upon which the Trustee may

     conclusively rely.


               The following terms shall have the following

     meanings:


               "Treasury Yield" means, with respect to any

     Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury

     Issue, assuming a price for the Comparable Treasury Issue

     (expressed as a percentage of its principal amount) equal

     to the Comparable Treasury Price for such Redemption Date.


               "Comparable Treasury Issue" means the United

     States Treasury security selected by an Independent

     Investment Banker as having a maturity comparable to the

     remaining term of the bonds of the Thirty-Eighth Series

     that would be utilized, at the time of selection and in

     accordance with customary financial practice, in pricing

     new issues of corporate debt securities of comparable

     maturity to the remaining term of the bonds of the Thirty-

     Eighth Series.

               "Independent Investment Banker" means Goldman,

     Sachs & Co. or, if such firm is unwilling or unable to

     select the Comparable Treasury Issue, an independent

     investment banking institution of national standing

     selected by the Company and appointed by the Trustee.

               "Comparable Treasury Price" means, with respect

     to any Redemption Date, the Reference Treasury Dealer

     Quotation for such Redemption Date.

               "Reference Treasury Dealer Quotation" means, with

     respect to the Reference Treasury Dealer and any Redemption

     Date, the average of the bid and asked prices for the

     Comparable Treasury Issue (expressed as a percentage of its principal amount) quoted in writing to the Trustee by such

     Reference Treasury Dealer at 5:00 p.m. on the third

     business day preceding such Redemption Date. The Company

     shall furnish the Trustee a notice in writing at least five business days and not more than ten business days prior to such Redemption Date of (a) the name of the Reference

     Treasury Dealer, (b) the Redemption Date, and (c) the third business day preceding the Redemption Date.

               "Reference Treasury Dealer" means Goldman, Sachs

     & Co. and its successors; provided, however, that if

     Goldman, Sachs & Co. shall cease to be a primary U.S.

     Government Securities dealer in New York City (a "Primary

     Treasury Dealer"), the Company shall substitute therefor

     another Primary Treasury Dealer.

               The Company shall deliver to the Trustee the

     Officer's Certificate referred to above setting forth the

     Company's calculation of the Redemption Price applicable to any such redemption promptly after the calculation thereof but, in any event, prior to the Redemption Date of any such bonds of the Thirty-Eighth Series.  Except with respect to the obligations of the Trustee expressly set forth in the

     foregoing definition of "Reference Treasury Dealer

     Quotation," the Trustee shall be under no duty to inquire

     into, may presume the correctness of, and shall be fully

     protected in acting upon the Company's calculation of any

     Redemption Price of the bonds of the Thirty-Eighth Series.

              If the registered holder of Senior Notes elects to

     have any portion of such Senior Notes repaid on August 3,

     2009 pursuant to the terms of such Senior Notes, an equal

     principal amount of the bonds of the Thirty-Eighth Series

     shall be repaid by the Company to the holder thereof on

     such date at 95.5% of such principal amount, together with accrued interest to August 3, 2009.

               Failure by the Company to repay the bonds of the

     Thirty-Eighth Series when required as described in the

     preceding paragraph will result in an Event of Default

     under the Mortgage.

               The bonds of this series are issuable as

     registered bonds without coupons in denominations of $1,000 and authorized multiples thereof.  In the manner and upon

     payment of the charges prescribed in the Mortgage,

     registered bonds without coupons of this series may be

     exchanged for a like aggregate principal amount of

     registered bonds without coupons of other authorized

     denominations of the same series, upon presentation and

     surrender thereof, for cancellation, to the Trustee at its principal corporate trust office in the Borough of

     Manhattan, The City of New York, New York.

               No recourse shall be had for the payment of the

     principal of, premium, if any, or interest on this bond

     against any incorporator or any past, present or future

     subscriber to the capital stock, stockholder, office or

     director of the Company or of any predecessor or successor corporation, either directly or through the Company or any predecessor or successor corporation, under any rule of

     law, statute or constitution or by the enforcement of any

     assessment or otherwise, all such liability of

     incorporators, subscribers, stockholders, officers and

     directors being released by the holder or owner hereof by

     the acceptance of this bond and being likewise waived and

     released by the terms of the Mortgage.

               Pursuant to the Mortgage, the holder or owner of

     this bond by his acceptance hereof is deemed to have agreed to amendments to the Mortgage which will eventually permit certain amendments to the Mortgage with the consent of the holders of 66% of the principal amount of the outstanding

     bonds of all series issued under the Mortgage, which

     redefine, effective at such time as all bonds of each

     series of bonds issued under the Mortgage prior to January

     1, 1977 are no longer outstanding, the amounts required to be spent by the Company under the Mortgage for the repair,

     maintenance, renewal and replacement of its property and

     which authorize the Company, effective at such time as all bonds of each series issued under the Mortgage on or prior to May 31, 1986 are no longer outstanding, to designate

     bonds of any series as the bonds to be redeemed pursuant to

     Section 36B of the Mortgage and to do so at any time that

     cash for such purpose is on deposit with Trustee pursuant

     to the provisions of that Section.


     [END OF FORM OF BOND]


     and


          WHEREAS, all things necessary to make the bonds of the

     Thirty-Eighth Series, when authenticated by the Trustee and issued as in the Indenture provided, the valid, binding and legal obligations of the Company, entitled in all respects to the security of the Indenture, have been done and

     performed, and the creation, execution and delivery of this

     Supplemental Indenture has in all respects been duly

     authorized; and

               WHEREAS, the Company and the Trustee deem it

     advisable to enter into this Supplemental Indenture for the purposes above stated and for the purpose of describing the bonds of the Thirty-Eighth Series, and of providing the

     terms and conditions of redemption thereof;

               NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE

     WITNESSETH:  That Southern Indiana Gas and Electric

     Company, in consideration of the premises and of one dollar to it duly paid by the Trustee at or before the ensealing

     and delivery of these presents, the receipt whereof is

     hereby acknowledged, and of the purchase and acceptance of the bonds issued or to be issued hereunder by the holders

     or registered owners thereof, and in order to secure the

     payment of the principal, premium, if any, and interest of all bonds at any time issued and outstanding under the

     Indenture, according to their tenor and effect, and the

     performance of all of the provisions hereof and of said

     bonds, hath granted, bargained, sold, released, conveyed,

     assigned, transferred, pledged, set over and confirmed and by these presents doth grant, bargain, sell, release,

     convey, assign, transfer, pledge, set over and confirm unto

     Bankers Trust Company, as Trustee, and to its successor or successors in said trust, and to its and their assigns

     forever, all the properties of the Company located in the

     State of Indiana described in Schedule A (which is

     identified by the signature of an officer of each party

     hereto at the end thereof) hereto annexed and hereby made a part hereof and does hereby confirm that the Company will

     not cause or consent to a partition, either voluntary or

     through legal proceedings, of property, whether herein

     described or heretofore or hereafter acquired, in which its ownership shall be as a tenant in common, except as

     permitted by and in conformity with the provisions of the

     Indenture and particularly of Article X thereof.

               TOGETHER WITH all and singular the tenements,

     hereditaments and appurtenances belonging or in any wise

     appertaining to the aforesaid property or any party

     thereof, with the reversion and reversions, remainder and

     remainders and (subject to the provisions of Article X of

     the Indenture), the tolls, rents, revenues, issues,

     earnings, income, product and profits thereof, and all the estate, right title interest and claim whatsoever, at law

     as well as in equity, which the Company now has or may

     hereafter acquire in and to the aforesaid property and

     franchises and every part and parcel thereof.

               TO HAVE AND TO HOLD all such properties, real,

     personal and mixed, mortgaged, pledged or conveyed by the

     Company as aforesaid, or intended so to be, unto the

     Trustee and its successors and assigns forever.

               IN TRUST, NEVERTHELESS, upon the terms and trusts

     of the Indenture, for those who shall hold the bonds and

     coupons issued and to be issued thereunder, or any of them,

     without preference, priority or distinction as to lien of

     any of said bonds and coupons over any others thereof by

     reason of priority in the time of the issue or negotiation thereof, or otherwise howsoever, subject, however, to the

     provisions in reference to extended, transferred or pledged coupons and claims for interest set forth in the Indenture

     (and subject to any sinking funds that may be created for

     the benefit of any particular series).

               PROVIDED, HOWEVER, and these presents are upon

     the condition that, if the Company, its successors or

     assigns, shall pay or cause to be paid, the principal of,

     premium, if any, and interest on said bonds, at the times

     and in the manner stipulated therein and herein, and shall keep, perform and observe all and singular the covenants

     and promises in said bonds and in the Indenture expressed

     to be kept, performed and observed by or on the part of the

     Company, then this Supplemental Indenture and the estate

     and rights hereby granted shall cease, determine and be

     void, otherwise to be and remain in full force and effect.

               IT IS HEREBY COVENANTED, DECLARED AND AGREED, by

     the Company, that all such bonds and coupons are to be

     issued, authenticated and delivered, and that all property subject or to become subject hereto is to be held, subject to the further covenants, conditions, uses and trusts in

     the Indenture set forth, and the Company, for itself and

     its successors and assigns, does hereby covenant and agree to and with the Trustee and its successor or successors in such trust, for the benefit of those who shall hold said

     bonds and interest coupons, or any of them, as follows:

               SECTION 1.  Bonds of the Thirty-Eighth Series

     shall mature on the date set forth in the form of bond

     relating thereto hereinbefore set forth, shall bear

     interest at the rate per annum set forth in the title

     thereof, payable semi-annually, on February 1 and August 1 in each year, and all bonds of said series shall be

     designated as hereinbefore in the fourth Whereas clause set forth.  Principal of, premium, if any, and interest on said bonds shall be payable in any coin or currency of the

     United States of America which at the time of payment is

     legal tender for the payment of public and private debts,

     at the office or agency of the Company in the Borough of

     Manhattan, The City of New York, New York.  Definitive

     bonds of said series may be issued, originally or

     otherwise, only as registered bonds without coupons; and

     they and the Trustee's certificate of authentication shall be substantially in the forms hereinbefore recited,

     respectively.  Definitive registered bonds of the Thirty-

     Eighth Series may be issued in the denomination of $1,000

     and in such other denominations (in multiples of $1,000) as the Board of Directors of the Company shall approve, and

     execution and delivery to the Trustee for authentication

     shall be conclusive evidence of such approval.  In the

     manner and upon payment of the charges prescribed in the

     Indenture, registered bonds without coupons of said series may be exchanged for a like aggregate principal amount of

     registered bonds without coupons of other authorized

     denominations of the same series, upon presentation and

     surrender thereof for cancellation to the Trustee at its

     principal corporate trust office in the Borough of

     Manhattan, The City of New York, New York.  However,

     notwithstanding the provisions of Section 12 of the

     Indenture, no charge shall be made upon any transfer or

     exchange of bonds of said series other than for any tax or taxes or other governmental charge required to be paid by

     the Company.  The form of the temporary bonds of said

     series shall be in substantially the form of the form of

     registered bond hereinbefore recited with such appropriate changes therein as are required on account of the temporary nature thereof.  Said temporary bonds of said series shall be in registered form without coupons and shall be

     exchangeable for definitive bonds of said series when

     prepared.


               The person in whose name any registered (without

     coupons) bond of the Thirty-Eighth Series is registered at the close of business on any record date (as hereinbelow

     defined) with respect to any interest payment date shall be entitled to receive the interest payable on such interest

     payment date notwithstanding the cancellation of such

     registered bond upon any transfer or exchange thereof

     subsequent to the record date and prior to such interest

     payment date, except if and to the extent the Company shall default in the payment of the interest due on such interest payment date, in which case such defaulted interest shall

     be paid to the person in whose name such bond is registered either at the close of business on the day preceding the

     date of payment of such defaulted interest or on a

     subsequent record date for such payment if one shall have

     been established as hereinafter provided.  A subsequent

     record date may be established by or on behalf of the

     Company by notice mailed to the holders of bonds not less

     than ten days preceding such record date, which record date shall be not more than thirty days prior to the subsequent interest payment date.  The term "record date" as used in

     this Section with respect to any regular interest payment

     date shall mean the January 15 or July 15, as the case may be, next preceding such interest payment date, or, if such

     January 15 or July 15 shall be a legal holiday or a day on which banking institutions in the Borough of Manhattan, The

     City of New York, New York, are authorized or obligated by law to close, the next preceding day which shall not be a

     legal holiday or day on which such institutions are so

     authorized or obligated to close.

               Except as provided in this Section, every

     registered bond without coupons of the Thirty-Eighth Series shall be dated and shall bear interest as provided in

     Section 10 of the Indenture; provided, however, that so

     long as there is no existing default in the payment of

     interest on the bonds, the holder of any bond authenticated by the Trustee between the record date for any interest

     payment date and such interest payment date shall not be

     entitled to the payment of the interest due on such

     interest payment date and shall have no claim against the

     Company with respect thereto; and provided, further, that,

     if and to the extent the Company shall default in the

     payment of the interest due on such interest payment date,

     then any such bond shall bear interest from the February 1 or August 1, as the case may be, next preceding the date of such bond, to which interest has been paid or, if the

     Company shall be in default with respect to the interest

     due on February 1, 2000, then from July 26, 1999.

               The Company may redeem the bonds of the Thirty-

     Eighth Series, in whole or in part, at any time, upon

     notice as provided in the Indenture (not less than 30 nor

     more than 60 days prior to a date fixed for redemption (the

     "Redemption Date")) at a redemption price equal to the

     greater of (1) 100% of principal or (2) the sum of the

     remaining scheduled payments of principal and interest on

     the bonds of the Thirty-Eighth Series, discounted to the

     Redemption Date on a semiannual basis (assuming a 360-day

     year consisting of twelve 30-day months) at the Treasury

     Yield plus ten basis points (.10%), plus in each case

     accrued interest to the Redemption Date (the "Redemption

     Price"), such Redemption Price to be set forth in an

     Officer's Certificate delivered to the Trustee on or before the Redemption Date and upon which the Trustee may

     conclusively rely.


               The following terms shall have the following

     meanings:

               "Treasury Yield" means, with respect to any

     Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury

     Issue, assuming a price for the Comparable Treasury Issue

     (expressed as a percentage of its principal amount) equal

     to the Comparable Treasury Price for such Redemption Date.

               "Comparable Treasury Issue" means the United

     States Treasury security selected by an Independent

     Investment Banker as having a maturity comparable to the

     remaining term of the bonds of the Thirty-Eighth Series

     that would be utilized, at the time of selection and in

     accordance with customary financial practice, in pricing

     new issues of corporate debt securities of comparable

     maturity to the remaining term of the bonds of the Thirty-

     Eighth Series.

               "Independent Investment Banker" means Goldman,

     Sachs & Co. or, if such firm is unwilling or unable to

     select the Comparable Treasury Issue, an independent

     investment banking institution of national standing

     selected by the Company and appointed by the Trustee.

               "Comparable Treasury Price" means, with respect

     to any Redemption Date, the Reference Treasury Dealer

     Quotation for such Redemption Date.

               "Reference Treasury Dealer Quotation" means, with

     respect to the Reference Treasury Dealer and any Redemption

     Date, the average of the bid and asked prices for the

     Comparable Treasury Issue (expressed as a percentage of its principal amount) quoted in writing to the Trustee by such

     Reference Treasury Dealer at 5:00 p.m. on the third

     business day preceding such Redemption Date.  The Company

     shall furnish the Trustee a notice in writing at least five business days and not more than ten business days prior to such Redemption Date of (a) the name of the Reference

     Treasury Dealer, (b) the Redemption Date, and (c) the third business day preceding the Redemption Date.

               "Reference Treasury Dealer" means Goldman, Sachs

     & Co. and its successors; provided, however, that if

     Goldman, Sachs & Co. shall cease to be a primary U.S.

     Government Securities dealer in New York City (a "Primary

     Treasury Dealer"), the Company shall substitute therefor

     another Primary Treasury Dealer.

               The Company shall deliver to the Trustee the

     Officer's Certificate referred to above setting forth the

     Company's calculation of the Redemption Price applicable to any such redemption promptly after the calculation thereof but, in any event, prior to the Redemption Date of any such bonds of the Thirty-Eighth Series.  Except with respect to the obligations of the Trustee expressly set forth in the

     foregoing definition of "Reference Treasury Dealer

     Quotation," the Trustee shall be under no duty to inquire

     into, may presume the correctness of, and shall be fully

     protected in acting upon the Company's calculation of any

     Redemption Price of the bonds of the Thirty-Eighth Series.

               The bonds of the Thirty-Eighth Series may be

     repaid on August 3, 2009, at the option of the registered

     holders of the bonds of the Thirty-Eighth Series, at 95.5%

     of their principal amount, together with accrued interest

               to August 3, 2009.  In order for a holder to

     exercise this option, the Company must receive at its

     office or agency in New York, New York, during the period

     beginning on June 3, 2009 and ending at 5:00 p.m. (New York

     City time) on July 3, 2009 (or, if July 3, 2009 is not a

     Business Day, the next succeeding Business Day), the bonds of the Thirty-Eighth Series with the form titled "Option to

     Elect Repayment on August 3, 2009" on the reverse of the

     bonds of the Thirty-Eighth Series duly completed.  Any such notice received by the Company during the period beginning on June 3, 2009 and ending at 5:00 p.m. (New York City

     time) on July 3, 2009 shall be irrevocable.  The repayment option may be exercised by the holder of a bonds of the

     Thirty-Eighth Series for less than the entire principal

     amount of the bonds of the Thirty-Eighth Series held by

     such holder, so long as the principal amount that is to be repaid is equal to $1,000 or an integral multiple of

     $1,000.  All questions as to the validity, form,

     eligibility (including time of receipt) and acceptance of

     any bonds of the Thirty-Eighth Series for repayment will be determined by the Company, whose determination will be

     final and binding.

               Failure by the Company to repay the bonds of the

     Thirty-Eighth Series when required as described in the

     preceding paragraph will result in an Event of Default

     under the Indenture.

     As long as the bonds of the Thirty-Eighth Series are

     represented by a Global Security, the Depositary's nominee will be the registered holder of the bonds of the Thirty-

     Eighth Series and therefore it will be the only entity that can exercise the right to repayment.


               SECTION 2.  The Company's obligation to make

     payments with respect to the principal of, and/or premium,

     if any, and/or interest on, the bonds of the Thirty-Eighth

     Series shall be fully or partially satisfied and discharged to the extent that, at the time any such payment shall be

     due, the corresponding amount then due of principal of,

     and/or premium, if any, and/or interest then due on, the

     senior notes (the "Senior Notes") issued pursuant to the

     Indenture (For Senior Notes) dated as of July 1, 1999,

     between the Company and Bankers Trust Company, the Senior

     Note Trustee (the "Senior Note Indenture") shall have been fully or partially paid (other than by the application of

     the proceeds of a payment in respect of such bonds of the

     Thirty-Eighth Series), as the case may be, or there shall

     have been deposited with the Senior Note Trustee pursuant

     to the Senior Note Indenture trust funds sufficient under

     such indenture to fully or partially pay, as the case may

     be, the corresponding amount then due of principal of,

     and/or premium, if any, and/or interest on, the Senior

     Notes (other than by the application of the proceeds of a

     payment in respect of such bonds of the Thirty-Eighth

     Series).

               Upon payment of the principal of, and premium if

     any, and interest due on the Senior Notes, whether at

     maturity or prior to maturity by acceleration, redemption,

     repayment at the option of a registered holder of Senior

     Notes or otherwise, or upon provision for the payment

     thereof having been made in accordance with the Senior Note

     Indenture (other than by the application of the proceeds of a payment in respect of such bonds of the Thirty-Eighth

     Series), bonds of the Thirty-Eighth Series in a principal

     amount equal to the principal amount of Senior Notes so

     paid or for which such provision for payment has been made shall be deemed fully paid, satisfied and discharged and

     the obligations of the Company thereunder shall be

     terminated and such bonds of the Thirty-Eighth Series shall be surrendered to and cancelled by the Trustee.  From and

     after the Release Date (as defined in the Senior Note

     Indenture), the bonds of the Thirty-Eighth Series shall be deemed fully paid, satisfied and discharged and the

     obligation of the Company thereunder shall be terminated.

     On the Release Date, the bonds of the Thirty-Eighth Series shall be surrendered to and cancelled by the Trustee.

               If the registered holder of Senior Notes elects

     to have any portion of such Senior Notes repaid on August

     3, 2009 pursuant to the terms of such Senior Notes, an

     equal principal amount of the bonds of the Thirty-Eighth

     Series shall be repaid by the Company to the holder thereof on such date at 95.5% of such principal amount, together

     with accrued interest to August 3, 2009.

               SECTION 3.  The Company covenants that the

     provisions of Section 36A of the Indenture and of Section

     1.02 of the Supplemental Indenture dated as of July 1,

     1948, which are to remain in effect so long as any bonds of the series referred to in said Section shall be outstanding under the Indenture, shall remain in full force and effect so long as any bonds of the Thirty-Eighth Series shall be

     outstanding under the Indenture.

               SECTION 4.  Except as herein otherwise expressly

     provided, no duties, responsibilities or liabilities are

     assumed, or shall be construed to be assumed, by the

     Trustee by reason of this Supplemental Indenture, other

     than as set forth in the Mortgage.  The Trustee shall not

     be responsible for the recitals herein or in the bonds

     (except the Trustee's certificate of authentication), all

     of which are made by the Company solely.  Without limiting the generality of the foregoing, the Trustee shall have no responsibility for, and shall incur no liability with

     respect to, the form or substance of the Certificates or

     the form or substance of any agreement under which any

     banking or other financial institution receives the Deposit or makes the Payments nor shall the Trustee have any

     responsibility, or incur any liability, with respect to the performance of such banking or other financial institution under any such agreement.

               SECTION 5.  As supplemented and amended by this

     Supplemental Indenture, the Mortgage is in all respects

     ratified and confirmed, and the Mortgage and this

     Supplemental Indenture shall be read, taken and construed

     as one and the same instrument.

               SECTION 6.  This Supplemental Indenture may be

     executed in several counterparts and all such counterparts executed and delivered, each as an original, shall

     constitute but one and the same instrument.

              IN WITNESS WHEREOF, SOUTHERN INDIANA GAS AND

     ELECTRIC COMPANY, party of the first part hereto, and

     BANKERS TRUST COMPANY, party of the second part hereto,

     have caused these presents to be executed in their

     respective names by their respective Chairmen of the Board or Presidents or one of their Vice Presidents or Assistant

     Vice Presidents and their respective seals to be hereunto

     affixed and attested by their respective Secretaries or one of their Assistant Secretaries, all as of the day and year first above written.


     (SEAL)                   SOUTHERN INDIANA GAS AND

                                ELECTRIC COMPANY,


                              By:/s/  Timothy L. Burke

                                    Name:  Timothy L. Burke

                                    Title:  Secretary/Treasurer


     Attest:


     /s/  Linda K. Tiemann_________

     Name:  Linda K. Tiemann

     Title:  Assistant Secretary



     (SEAL)                   BANKERS TRUST COMPANY,


                              By:/s/  Vincent Chorney

                                    Name:  Vincent Chorney

                                    Title:  Assistant Vice

                                             President


     Attest:


     /s/  Marc Parilla__________

     Name:  Marc Parilla

     Title:  Assistant Vice President


     STATE OF INDIANA         )

                         )    ss.:

     COUNTY OF VANDERBURGH    )

               On this 26 day of July, 1999, before me, the

     undersigned, a notary public in and for the county and

     state aforesaid, personally came Timothy L. Burke, to me

     known, who being by me duly sworn, did depose and say that he resides at 3277 Brookfield Drive, Newburgh, Indiana;

     that he is Secretary/Treasurer of SOUTHERN INDIANA GAS AND

     ELECTRIC COMPANY, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of the said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed

     by order of the Board of Directors of said corporation and that he signed his name thereto by like order; and the said

     Linda K. Tiemann, Assistant Secretary acknowledged the

     execution of the foregoing instrument on behalf of the said corporation as the voluntary act and deed of the said

     corporation for the uses and purposes therein set forth.


            IN WITNESS WHEREOF, I have hereunto set my hand and seal the day and year first above written.


     (SEAL)                   /s/ Donna S. Welden__________

                                Notary Public




     My Commission Expires November 29, 2000


     My County of Residence is Vanderburgh

     STATE OF NEW YORK        )

          )    ss.:

     COUNTY OF NEW YORK  )


                On this 26 day of July, 1999, before me, the undersigned,

     a notary public in and for the county and state aforesaid,

     personally came Vincent Chorney, to me known, who being by me duly sworn, did depose and say that he resides at 215 W.

     75 Street, New York, NY; that he is an Assistant Vice

     President of BANKERS TRUST COMPANY, one of the corporations described in and which executed the foregoing instrument;

     that he knows the seal of the said corporation; that the

     seal affixed to said instrument is such corporate seal;

     that it was so affixed by order of the Board of Directors

     of said corporation and that he signed his name thereto by like order; and the said Assistant Vice President

     acknowledged the execution of the foregoing instrument on behalf of the said corporation as the voluntary act and deed of the said corporation for the uses and purposes

     therein set forth.


            IN WITNESS WHEREOF, I have hereunto set my hand and seal the day and year first above written.


     (SEAL)                        /s/  Boris Treyger

                                     Notary Public


     My Commission Expires November 9, 2000


     My County of Residence is Kings County

     SCHEDULE A


     Detailed Description of Additional Properties


     The following list outlines equipment and properties

     pledged as collateral and placed in service between 1993

     and 1996:


       * Culley Generating Station Units 2 & 3 Scrubber

           Project;

       * Brown Unit 1 Turbine Blades

       * Broadway Gas Turbine Overhaul

       * Z-98 Transmission Line Phase 3 Construction

       * GE Plastics Substation Purchase (Transmission)

       * Point Substation Addition (Transmission)

       * System Power Control Center Upgrades

       * Deaconess Hospital Substation Upgrades (Distribution)

       * Toyota Substation (Distribution)

       * Kasson - Copperline Gas Main Installations

       * CNG Fueling Station

       * Wagner Operation Center Phase 5 Construction and

           Improvements



                              Signed for identification



                              /s/  Timothy L. Burke

                              Name:  Timothy L. Burke

                              Title:  Secretary/Treasurer

                              SOUTHERN INDIANA GAS AND ELECTRIC

                                COMPANY



                              /s/  Marc J. Parilla

                              Name:  Marc J. Parilla

                              Title:  Assistant Vice President

                              BANKERS TRUST COMPANY